Form N-CSR Item 19(b) Exhibit

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify in their capacity as Principal Financial Officer and Principal Executive Officer, respectively, of Calvert World Values Fund, Inc. (the “Corporation”) that:

(a)

the Report of the Corporation on Form N-CSR for the period ended September 30, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Corporation for such period.

A signed original of this written statement required by section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Calvert World Values Fund, Inc.

Date: November 24, 2025

/s/ James F. Kirchner
James F. Kirchner
Principal Financial Officer

Date: November 24, 2025

/s/ Von M. Hughes
Von M. Hughes
Principal Executive Officer